                                                  Exhibit 12

                       STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                                    Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
($ amounts in millions)
Six Months Ended June 30, 2004 and 2003

                                                                                        2004           2003
                                                                                     ----------    -----------

Income (loss) from continuing operations before income taxes and minority interest    $   52.0      $   (79.0)

Less:    Equity in earnings (losses) of affiliates                                         0.2            0.7
         Equity in earnings (losses) of venture capital partnership investments           16.0           29.7

Add:     Distributed earnings of affiliates                                                0.7            1.5
         Distributed earnings of venture capital partnership investments                  31.8           11.3
                                                                                     ----------    -----------

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                             $   68.3      $   (96.6)
                                                                                     ==========    ===========

Fixed Charges:
  Interest expense on indebtedness (1)                                                 $   19.7      $    19.7
  Stock purchase contract adjustment payments                                              4.1            4.1
  Rental expense                                                                           1.3            1.3
                                                                                     ----------    -----------
Fixed charges, exclusive of interest credited on policyholder contract balances       $   25.1      $    25.1
  Interest credited on policyholder contract balances                                     98.0          104.1
                                                                                     ----------    -----------
Total fixed charges, inclusive of interest credited on policyholder contract
balances                                                                              $  123.1      $   129.2
                                                                                     ==========    ===========

Income (loss) from continuing operations before income taxes, minority interest, equity in undistributed earnings of affiliates and venture capital
  partnership investments and fixed charges                                           $  191.4      $    32.6
                                                                                     ==========    ===========

Ratio of earnings to fixed charges                                                         1.6            0.3
                                                                                     ==========    ===========

Additional earnings required to achieve 1:1 ratio coverage                            $   --        $    96.9
                                                                                     ==========    ===========

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
exclusive of interest credited on policyholder contract balances:

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital
  partnership investments                                                             $   68.3      $   (96.6)
                                                                                     ==========    ===========

Fixed Charges:
  Total fixed charges, as above                                                       $   25.1      $    25.1
                                                                                     ==========    ===========

Income (loss) from continuing operations before income taxes, minority interest and equity in undistributed earnings of affiliates and venture capital partnership
  investments and fixed charges                                                       $   93.4      $   (71.5)
                                                                                     ==========    ===========

Ratio of earnings to fixed charges                                                         3.7           --
                                                                                     ==========    ===========

Additional earnings required to achieve 1:1 ratio coverage                            $   --        $    96.6
                                                                                     ==========    ===========

(1)  Interest expense on collateralized obligations is not included as these are non-recourse liabilities to
    Phoenix and the interest expense is solely funded by assets pledged as collateral consolidated on our balance sheet.